UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 14, 2013

JTH HOLDING, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2013 annual meeting of stockholders of JTH Holding, Inc. (the "Company") was held on November 14, 2013.

(b)	The voting results of the proposals submitted to a vote of the Company’s stockholders at the annual meeting are set forth below.

1)
Each of the following nominees for director was elected by the holders of the Company’s Class A Common Stock and the Company’s Special Voting Preferred Stock to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Withheld
John R. Garel	10,050,027	222,932
Steven Ibbotson	10,251,729	21.230
Ross N. Longfield	10,044,992	227,967
George T. Robson	10,044,956	228,003

The following directors were elected by John T. Hewitt, the Company’s Chairman and Chief Executive Officer, as the holder of all of the Company’s Class B Common Stock, to serve until the next annual meeting of stockholders or until a respective successor is elected and qualified: Gordon D’Angelo, John T. Hewitt and Ellen M. McDowell.

2)	The proposal for the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2014 was approved as follows:

Votes For	Votes Against	Abstentions
12,343,009	10,687	73,838

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JTH HOLDING, INC.

Date: November 18, 2013	By:/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel